UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 8, 2025

(Date of earliest event reported)

ITT INC.

(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Boulevard

6th Floor

Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

(914) 641-2000

(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed in a Current Report on Form 8-K filed on December 5, 2025, on December 4, 2025, ITT Inc., an Indiana corporation (“ITT”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among ITT, LSF11 Redwood Parent, L.P. (the “Seller”), LSF11 Redwood TopCo LLC (the “Target”) and ITT Industries Holdings, Inc., a Delaware corporation and wholly owned subsidiary of ITT (the “Buyer”), pursuant to which the Buyer will purchase 100% of the membership interests of the Target (the “Acquisition”). The completion of the Acquisition is subject to and dependent upon customary closing conditions, including the receipt of certain U.S. and foreign governmental and regulatory approvals, including receipt of requisite approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. As a result, ITT cannot provide assurance that the Acquisition will be consummated or, if consummated, that it will be consummated within the timeframe or on the terms and with the anticipated benefits that ITT currently expects.

This Current Report on Form 8-K is being filed to provide (i) the audited consolidated financial statements of the Target as of and for the years ended December 31, 2024 and 2023, (ii) the unaudited condensed consolidated interim financial statements of the Target as of September 27, 2025 and for the nine months ended September 27, 2025 and September 28, 2024, (iii) the unaudited pro forma combined condensed financial statements for ITT and the Target, in each case as described below, and (iv) the consent of Deloitte & Touche LLP, the Target’s independent auditor. This Current Report on Form 8-K does not modify or update the consolidated financial statements of ITT included in ITT’s Annual Report on Form 10-K for the year ended December 31, 2024 or in ITT’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2025, nor does it reflect any subsequent information or events.

The historical audited consolidated balance sheets of the Target and the related consolidated statements of operations and comprehensive income (loss), equity and cash flows as of and for each of the years ended December 31, 2024 and 2023, together with the notes thereto and the independent auditor’s report thereon, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The historical unaudited condensed consolidated balance sheet of the Target as of September 27, 2025 and the related unaudited condensed consolidated statements of operations and comprehensive income (loss), equity and cash flows of the Target for the nine-month periods ended September 27, 2025 and September 28, 2024, together with the notes thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The unaudited pro forma combined condensed balance sheet for ITT and the Target as of September 27, 2025 and the unaudited pro forma combined condensed statements of operations for ITT and the Target for the nine months ended September 27, 2025 and September 28, 2024 and the year ended December 31, 2024, together with the notes thereto, are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma combined condensed financial information included in this Current Report on Form 8-K has been presented for informational purposes only. It does not purport to represent the actual results of operations that ITT and the Target would have achieved had the companies been combined during the periods presented in the pro forma combined condensed financial information and is not intended to project the future results of operations that the combined company may achieve after the Acquisition is consummated.

The consent of Deloitte & Touche LLP is filed as Exhibit 23.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.

99.1	Audited consolidated financial statements and accompanying notes of LSF11 Redwood TopCo LLC as of and for the years ended December 31, 2024 and 2023.

99.2	Unaudited condensed consolidated financial statements and accompanying notes of LSF11 Redwood TopCo LLC as of September 27, 2025 and for the nine months ended September 27, 2025 and September 28, 2024.

99.3	Unaudited pro forma combined condensed financial statements for the periods presented.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc. (Registrant)

December 8, 2025	By:	/s/ Lori B. Marino
Name: Lori B. Marino
Title: Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary (Authorized Officer of Registrant)